EXHIBIT 99.1

NEWS RELEASE

Olympic Steel Reports Second-Quarter 2024 Results

Diversified offerings in end products, higher-margin mix of flat-rolled products and additional fabrication capabilities drive profitability in a challenging pricing market

CLEVELAND — August 1, 2024 — Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended June 30, 2024.

Net income for the second quarter totaled $7.7 million, or $0.66 per diluted share, compared with net income of $15.0 million, or $1.30 per diluted share, in the second quarter of 2023. The results include $1.0 million of LIFO pre-tax income in both the second quarter of 2024 and 2023. Adjusted EBITDA for the second quarter of 2024 was $21.3 million, compared with $31.2 million in the second quarter of 2023.

The Company reported higher year-over-year shipping volumes on sales of $526 million in the second quarter of 2024, compared with $569 million in the second quarter of 2023.

“Olympic Steel’s ability to capitalize on our diversification strategy was critical to delivering profitability across all three business segments in the second quarter,” said Richard T. Marabito, Chief Executive Officer. “During the second quarter of 2024, hot-rolled index pricing fell 22% and has fallen 39% since the beginning of the year. Our efforts to grow and expand in end products, higher-margin flat-rolled products including coated products, and additional fabrication capabilities have strengthened our business and make us more resilient in challenging pricing environments. Our second-quarter results are a testament to this strategy, as well as to the dedication of our team to drive profitability in all market conditions.”

Marabito continued, “We are in an excellent financial position with a strong balance sheet and more than $340 million of borrowing availability. This access to capital gives us flexibility to grow organically and through acquisition. We recently ordered two new cut-to-length lines and one high-speed slitter to further expand our efforts in our coated and specialty metals product lines.”

Marabito concluded, “As we move into the second half of 2024, we remain committed to driving profitability and delivering on our disciplines around working capital and operating efficiencies. While we expect market conditions to remain challenging in the near term, we are confident that Olympic Steel is well-positioned to navigate these pressures to deliver consistent results for our shareholders.”

The Board of Directors approved a regular quarterly cash dividend of $0.15 per share, which is payable on September 16, 2024, to shareholders of record on September 2, 2024. The Company has paid a regular quarterly dividend since March 2006, increasing the dividend in each of the last three years.

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH  44122

The table that follows provides a reconciliation of certain non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP. Additional reconciliations can be found in the Segment Financial Information table which also follows.

Olympic Steel, Inc.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net income per diluted share (GAAP)	$0.66	$1.30	$1.40	$2.15

Excluding the following items
LIFO income	(0.06)	(0.06)	(0.04)	(0.06)
Acquisition Inventory fair market value adjustment	-	-	-	0.13
Acquisition related expenses	-	-	-	0.16
Adjusted net income per diluted share (non-GAAP)	$0.60	$1.24	$1.36	$2.38

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023

Net income (GAAP):	$7,660	$15,019	$16,357	$24,891
Excluding the following items
Other loss, net	21	28	40	39
Interest and other expense on debt	4,393	4,203	8,403	8,426
Income tax provision	3,036	6,522	6,248	10,139
Depreciation and amortization	7,227	6,473	14,561	12,674

Earnings before interest, taxes, depreciation and amortization (EBITDA)	22,337	32,245	45,609	56,169

LIFO income	(1,000)	(1,000)	(600)	(1,000)
Acquisition Inventory fair market value adjustment	-	-	-	2,079
Acquisition related expenses	-	-	-	2,556
Adjusted EBITDA (non-GAAP)	$21,337	$31,245	$45,009	$59,804

Conference Call and Webcast

A simulcast of Olympic Steel’s 2024 second-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on August 2, 2024, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," and "continue," as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: risks of falling metals prices and inventory devaluation; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; supplier consolidation or addition of new capacity; rising interest rates and their impacts on our variable interest rate debt; risks associated with the invasion of Ukraine, including economic sanctions, and the conflicts in the Middle East, or additional war, military conflict, or hostilities could adversely affect global metals supply and pricing; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions, legislation passed under the current administration and the 2024 U.S. presidential election; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or customers' personnel; risks associated with supply chain disruption resulting from the imbalance of metal supply and end-user demands, including additional shutdowns as a result of infectious disease outbreaks in large markets, such as China, and other factors; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the adequacy of our existing information technology and business system software, including duplication and security processes; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962 and imposed tariffs and duties on exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; risks associated with infectious disease outbreaks, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; customer, supplier and competitor consolidation, bankruptcy or insolvency; the timing and outcomes of inventory lower of cost or net realizable value adjustments and LIFO income or expense; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; cyclicality and volatility within the metals industry; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to generate free cash flow through operations and repay debt; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the impacts of union organizing activities and the success of union contract renewals; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to sell shares of our common stock under the at-the-market equity program; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management's view of the Company's performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors' understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel (NASDAQ: ZEUS) is a leading U.S. metals service center focused on the direct sale and value-added processing of carbon and coated sheet, plate, and coil products; stainless steel sheet, plate, bar and coil; aluminum sheet, plate and coil; pipe, tube, bar, valves and fittings; tin plate and metal-intensive end-use products, including water treatment systems; commercial, residential and industrial venting and air filtration systems; Wright® brand self-dumping hoppers; and EZ-Dumper® dump inserts. Headquartered in Cleveland, Ohio, Olympic Steel operates from 47 facilities.

For additional information, please visit the Company’s website at www.olysteel.com.

Contact:

Richard A. Manson

Chief Financial Officer

(216) 672-0522

ir@olysteel.com

Olympic Steel, Inc.

Consolidated Statements of Net Income

(in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net sales	$526,250	$569,268	$1,052,892	$1,142,344

Costs and expenses
Cost of materials sold (excludes items shown separately below)	406,547	441,872	814,085	894,508
Warehouse and processing	33,243	31,522	66,136	62,171
Administrative and general	29,167	31,681	59,319	64,866
Distribution	17,462	17,448	34,220	35,189
Selling	13,201	10,389	24,737	20,786
Occupancy	4,293	4,111	8,786	8,655
Depreciation	5,839	5,245	11,845	10,322
Amortization	1,388	1,228	2,716	2,352
Total costs and expenses	511,140	543,496	1,021,844	1,098,849
Operating income	15,110	25,772	31,048	43,495
Other loss, net	21	28	40	39
Income before interest and income taxes	15,089	25,744	31,008	43,456
Interest and other expense on debt	4,393	4,203	8,403	8,426
Income before income taxes	10,696	21,541	22,605	35,030
Income tax provision	3,036	6,522	6,248	10,139
Net income	$7,660	$15,019	$16,357	$24,891

Earnings per share:
Net income per share - basic	$0.66	$1.30	$1.40	$2.15
Weighted average shares outstanding - basic	11,662	11,569	11,663	11,570
Net income per share - diluted	$0.66	$1.30	$1.40	$2.15
Weighted average shares outstanding - diluted	11,662	11,572	11,663	11,572

Olympic Steel, Inc.

Balance Sheets

(in thousands)

	As of June 30, 2024	As of December 31, 2023
Assets
Cash and cash equivalents	$9,443	$13,224
Accounts receivable, net	216,682	191,149
Inventories, net (includes LIFO reserves of $11,443 and $12,043 as of June 30, 2024 and December 31, 2023, respectively)	386,240	386,535
Prepaid expenses and other	10,725	12,261
Total current assets	623,090	603,169

Property and equipment, at cost	495,879	483,448
Accumulated depreciation	(308,685)	(297,340)
Net property and equipment	187,194	186,108

Goodwill	52,091	52,091
Intangible assets, net	90,474	92,621
Other long-term assets	19,150	16,466
Right of use asset, net	34,297	34,380
Total assets	$1,006,296	$984,835

Liabilities
Accounts payable	$119,104	$119,718
Accrued payroll	20,545	30,113
Other accrued liabilities	19,084	22,593
Current portion of lease liabilities	6,582	7,813
Total current liabilities	165,315	180,237

Credit facility revolver	209,186	190,198
Other long-term liabilities	23,281	20,151
Deferred income taxes	10,613	11,510
Lease liabilities	28,448	27,261
Total liabilities	436,843	429,357

Shareholders' Equity
Preferred stock	-	-
Common stock	137,541	136,541
Accumulated other comprehensive loss	-	41
Retained earnings	431,912	418,896
Total shareholders' equity	569,453	555,478
Total liabilities and shareholders' equity	$1,006,296	$984,835

Olympic Steel, Inc.

Segment Financial Information

(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three Months Ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2024	2023	2024	2023	2024	2023
Tons sold [1]	229,090	226,275	31,695	28,711	N/A	N/A

Net sales	$307,755	$326,629	$130,873	$147,000	$87,622	$95,639
Average selling price per ton	1,343	1,444	4,129	5,120	N/A	N/A
Cost of materials sold	243,996	253,072	104,944	122,600	57,607	66,200
Gross profit	63,759	73,557	25,929	24,400	30,015	29,439
Operating expenses	58,398	58,862	18,080	17,721	23,518	20,068
Operating income	5,361	14,695	7,849	6,679	6,497	9,371

Depreciation and amortization	4,112	3,716	929	1,023	2,168	1,716
LIFO (income) / expense	-	-	-	-	(1,000)	(1,000)

	Six Months Ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2024	2023	2024	2023	2024	2023
Tons sold [1]	448,765	444,613	61,598	61,227	N/A	N/A

Net sales	$608,730	$636,447	$260,407	$313,564	$183,755	$192,333
Average selling price per ton	1,356	1,431	4,228	5,121	N/A	N/A
Cost of materials sold	479,611	501,508	212,534	260,313	121,940	132,687
Gross profit	129,119	134,939	47,873	53,251	61,815	59,646
Operating expenses	115,101	114,298	36,093	37,313	47,691	40,534
Operating income	14,018	20,641	11,780	15,938	14,124	19,112

Depreciation and amortization	8,193	7,323	1,917	2,007	4,416	3,309
LIFO (income) / expense	-	-	-	-	(600)	(1,000)

1 The Company does not report tons sold for McCullough Industries, EZ Dumper, or Metal-Fab in the Carbon Flat Products Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or for the entire Tubular and Pipe Products Segment.

Other Information

(in thousands, except per-share and ratio data)

	As of June 30, 2024	As of December 31, 2023
Assets
Flat-products	$665,840	$649,744
Tubular and pipe products	339,175	333,677
Corporate	1,281	1,414
Total assets	$1,006,296	$984,835

Other information

	As of June 30, 2024			As of December 31, 2023
Shareholders' equity per share	$51.15			$49.90
Debt to equity ratio	0.37	to	1	0.34	to	1

	Six Months Ended June 30,
	2024	2023

Net cash from (used for) operating activities	$(5,512)	$79,196
Cash dividends per share	$0.30	$0.25